Exhibit 99.1

January 28, 2011

Board of Directors

First State Bancorporation

Dear Sirs and Mesdames,

The past few years have been very difficult times for our organization. I regret that we have been unable to address the capital needs of the company and First Community Bank. I deeply appreciate the support and guidance that you have provided during my time with the company.

Effective immediately, I hereby submit my resignation as President, C.E.O. and director of First State Bancorporation. I wish all of you the best in whatever the future brings.

Sincerely,

/s/ H. Patrick Dee

H. Patrick Dee

President and C.E.O.